SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                     FORM 8K
                                  Current Report
                         Pursuant to Section 13 or 15(d)
                      of The Securities Exchange Act of 1934

                          Date of Report:  June 13, 1996

                        GLOBAL TELEMEDIA INTERNATIONAL, INC.
                       f/k/a Phoenix Advanced Technology, Inc.
               (Exact name of registrant as specified in its charter)


         Florida                      0-15818                 64-0708107
 (State or other jurisdiction (Commission File Number) (IRS Employer ID No.) of incorporation or organization)


            1121 Alderman Drive, Suite 200, Alpharetta, GA  30202
              (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code:  770-667-6088

Item 5.	Other Events.


     On April 1, 1996, the Company entered into a business and financial consulting agreement with Midplains Financial Services under which Midplains is to provide assistance with meetings and providing financial consulting and other business advice relative to the possible acquisition of Telenational Communications. Under the terms of this agreement, Midplains is compensated on the basis of 5% of the total purchase price and compensation is paid only in the event the transaction closed within eighteen months of the date of the Agreement.

     On April 3, 1996, the Company issued a $2,500,000 convertible debenture to MRC Enterprises, of which $250,000 has been received to date. Under the terms of this agreement, the Company shall pay interest at a rate of 10% per annum, payable quarterly on the 5th day after each calendar quarter on invested funds not converted. MRC has the right to convert this debenture agreement into shares at a conversion price equal to $1.00 per share.

     On May 18, 1996, the Company reached an agreement with Neil Berman resolving outstanding issues with Mr. Berman, including all of Berman's rights to obtain securities of the Company, including its common stock. Under the terms of this Agreement, the Company will issue a total of 929,406 shares of its restricted common stock in consideration for monies previously paid for restricted shares of the Company's common stock.

     On June 6, 1996, the Company entered into a Letter of Intent with Telenational Communications, Ltd. ("Telenational") whereby the Company proposes to purchase assets of Telenational, including but not limited to all related customer contracts, customer files, customer applications, letters of agency, carrier certificates, accounts receivable related to the customer accounts, dialers, T-1s and other equipment pending completion of all necessary due diligence. The Company shall pay consideration of $2,000,000 in cash and 2,500,000 common shares of GTMI stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

	(a)	Agreement between Midplains Financial Services and the Company.

	(b)	Convertible debenture agreement between MRC Enterprises, Inc. and the
Company.

	(c)	Agreement between Neil Berman and the Company.

	(d)	Letter of Intent between Telenational Communications and the Company.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 f/k/a Phoenix Advanced Technology, Inc.
                                            (Registrant)


Date:
                                 Roderick A. McClain, President

MIDPLAINS FINANCIAL SERVICES
Regency Westpointe
10330 Regency Parkway Drive
Suite 100
Omaha, NE  68114-3761
(402) 397-2200 Ext. 253
Facsimile (402) 390-7137


April 1, 1996


Ms. Melissa Hart
Global Telemedia International, Inc.
500 Northridge Road
Atlanta, GA  30338

RE:  Telenational Communications

Dear Ms. Hart:

We have discussed over the past several days the possibility of Global Telemedia acquiring several of the divisions owned by Telenational Communications. At the present time I am not fully aware of the circumstances surrounding Mr. Blankenau's desire to sell those divisions of Telenational Communications; however, Midplains Financial would be willing to attempt to work with Global Telemedia in setting up the appropriate meetings and providing financial consulting and other business advice relative to the possible acquisition of Telenational Communications divisions which may be for sale.

Midplains Financial Services has had a number of transactions with Mr. Blankenau, who is the principal owner of Telenational Communications, over the past ten years and is well acquainted with him. Midplains Financial Services has no business relationship with Mr. Blankenau or any of this corporations, however, you should be aware of the fact that the law firm with which I am associated does represent various corporations who have had some relationship with Mr. Blankenau and his various corporations in the past. Also, Mr. Blankenau has done business with a financial institution that Midplains Financial Services, as well as its partners, have a significant financial interest.

We would be willing to provide business and financing consulting services as well as attempt to facilitate a transaction between Global Telemedia and Telenational Communications on the following basis:

1. We would act strictly as a consultant to Global Telemedia and would provide no legal or other services relative to this transaction.

2. Our services would be paid only in the event the transaction closed within eighteen months following the date of this letter. We would be compensated on the basis of five percent (5%) of the total purchase price of any of the divisions which may be acquired by Global Telemedia plus five percent (5%) of any assumed liabilities. The full amount would be paid in cash at closing. For illustration purposes the commission would be based upon the following calculation:

   Purchase price paid to the shareholders of
      Telenational Communications                      $3,500,000
   Assumption of Liabilities                           $1,500,000

   Total                                               $5,000,000
   5% commission                                       $  250,000

All fees paid in connection with this matter will be considered to be fees paid for financial consulting services and business consulting services rendered by Midplains Financial Services. No portion of the fees are intended to be the payment for a business brokerage commission or a real estate commission.

If this arrangement is acceptable to you, please have Rod sign a copy of this letter and return it to me as soon as possible. I will arrange to contact Mr. Blankenau to determine if there is any substantial interest in discussing this matter with Global Telemedia. I would suggest to Mr. Blankenau that if there is some interest that he and I fly to Atlanta in the next few days to discuss this matter in greater depth.

Very truly yours,

MIDPLAINS FINANCIAL SERVICES


Charles V. Sederstrom


The above compensation agreement is hereby approved.

GLOBAL TELEMEDIA INTERNATIONAL, INC.



By:  Roderick A. McClain
Date:  April 2, 1996
April 3, 1996										$ 2,500,000.00

     FOR VALUE RECEIVED, the undersigned, Global TeleMedia International,
Inc., a Florida corporation, ("Maker"), hereby promises to pay to the order of MRC Enterprises, Inc. ("Payee") the principal sum of Two Million Five Hundred Thousand Dollars and No Cents ($2,500,000.00) with interest on the unpaid principal amount at a rate of 10% per annum with the principal balance being due and payable on ______ and interest due and payable as hereinafter provided.

     1.	Payments of Interest and Principal

        a.	Interest.  Maker shall pay interest to Payee on the unpaid
outstanding principal balance owed to Payee hereunder at the rate of 10% per annum. Interest shall be quarterly on the 5th day after each calendar quarter.

        b.	Payments.  All payments made hereunder shall be applied as made first to the payment of interest then due, and the balance of said payment shall be applied to the payment of the principal sum.

     2.	Place of Payment.  So long as Payee shall hold this Debenture, all payments of principal and interest then due, and the balance of said payment, shall be applied to the payment of the principal sum.

     3.	Optional Prepayment.  From and after the earlier of June 30, 1996,
Maker shall have the option to prepay upon 10 days prior written notice at any time after the average of the closing bid and ask price of the Maker's common stock equals or exceeds $3.00 per share for twenty (20) consecutive trading days, any portion or all of the remaining principal balance of this Debenture without penalty or premium. All optional prepayments of principal made pursuant to this Debenture shall be accompanied by the payment of all accrued interest on such principal through the date of payment.

     4.	Conversion

        a.	Voluntary Conversion.  Any Payee of this Debenture has the right, at the Payee's option, at any time after April 1996, to convert this Debenture, in accordance with the provisions of Paragraph 4(c) hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Maker. The number of shares of Common Stock into which this Debenture may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $1.00 per share.

        b.	Mandatory Conversion.  The Maker has the right from April 3, 1996 to cause the conversion of the Debenture on 10 days prior written notice at any time after the average of the closing bid and ask price of the Maker's common stock equals or exceeds $3.00 per share for twenty (20) consecutive trading days in accordance with the provisions of paragraph 4(d) hereof, in full or in part, into fully paid, non-assessable shares of the Common Stock.
The Conversion Shares shall be determined by dividing the aggregate principal amount to be converted by the Conversion Price in effect at the time of such notice of conversion.

        c.	Conversion Procedure.  Before the Payee shall be entitled to convert this Debenture into shares of Common Stock, it shall surrender this Debenture at the office of the Maker and shall give written notice by mail, postage prepaid, to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The maker shall, as soon as practicable thereafter, issue and deliver at such office to the Payee of this Debenture a certificate or certificates for the number of shares of Common Stock to which the Payee of this Debenture shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Debenture. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such shares of Common Stock as of such date.

        d.	Mandatory Conversion Procedure.  If this Debenture is converted pursuant to the terms of paragraph 4(b) hereof, written notice shall be delivered to the Payee of this Debenture at the address last shown on the records of the Maker for the Payee or given by the Payee to the Maker for the purposes of notice or, if no such address appears or is given, the place where the principal executive office of the Maker is located, notifying the Payee of the conversion to be effected, specifying the Conversion Price, the principal amount of the Debenture to be converted, the date on which such conversion will occur and calling upon such Payee to surrender to the Maker, in the manner and at the place designated in the Debenture.

        e.	Delivery of Stock Certificates.  As promptly as practical after the conversion of this Debenture, the Maker at its expense will issue and deliver to the Payee of this Debenture a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

        f.	Mechanics and Effect of Conversion.  No fractional shares of Common
Stock shall be issued upon conversion of this Debenture.  In lieu of the Maker issuing any fractional shares to the payee upon the conversion of this
Debenture, the Maker shall round such number of shares to be issued to the
Payee to the next highest number of shares.

     5.	Adjustment for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date, (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares.

        If the number of shares of Common Stock outstanding any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the conversion price of this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

     6.	Registration Rights.  Payees are entitled to one piggyback
registration rights for all of the shares of Common Stock issuable upon conversion of the Debentures when the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an of ering for its own account of any class of security (other than in connection with a merger pursuant to Form S-8). The Maker shall in each case give written notice of the proposed filing to the holder of the Debentures or shares issued upon conversion of the Debentures acquired in the Offering at least 30 days prior to the anticipated filing date, and such notice shall offer such holder the opportunity to register such number of shares subject or issued upon conversion of the Debentures as such holder may request. The Maker will use his best efforts to cause the underwriter to permit the Payee to include such shares on the same terms and conditions as other shares the Maker included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Maker that the total number of securities which such holders the Maker or other persons and entities entitled to include in such offering exceeds the number which can reasonably be sold in such offering, then the securities to be offered for the account of the holders of the shares of common stock issuable upon conversion of the Debenture will be reduced pro rata to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by such managing underwriter.
The Maker will bear all expenses of such registration, except that the Payee shall bear the fees and expenses of any counsel or other representative attributable to the shares issued upon conversion of the Debenture (determined on a pro rata basis).

     7.	Reservation of Stock Issuable upon Conversion. The Maker shall at times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purposes of effecting the conversion of this Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Debenture.

    	8.	Investment Intent.  This Debenture is given to Payee with the understanding that Payee is acquiring this Debenture for investment purposes and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in any distribution within the meaning of the Securities Act of 1933, as amended. Payee shall not divide his participation with others or resell, assign or otherwise dispose of all or any part of this Debenture without the prior written consent of the Maker.

    	9.	Issuance of the Debentures.  This Debenture is one of a series of
Convertible Debentures (the "Debentures") which shall be executed by the Maker in favor of certain Payees, in the principal amount of up to an aggregate of $2,500,000 of Secured Promissory Debentures, and any and all renewals, modifications, amendments and replacements thereof.

    10.	Miscellaneous.

      		(a)	Waivers.  No waiver of any term or condition of this Debenture shall be construed to be a waiver of any succeeding breach of the same term or condition.  No failure or delay of Payee to exercise any power hereunder, or to insist upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

        (b)	Invalid Terms.  In the event any provision contained in this
Debenture shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture, and this Debenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (c)	Successors.  This Debenture shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

        (d)	Controlling Law.  This Debenture shall be read, construed and governed in all respects in accordance with the laws of the State of Georgia.

        (e)	Amendments.  Any provision in this Debenture to the contrary notwithstanding, changes in or additions to this Debenture may be made by the Maker, and compliance with any covenant or condition herein set forth may be omitted, if the Maker (I) shall obtain from the holder's record of Debentures aggregating not less than fifty-one percent (51%) of the aggregate principal amount of the Debentures at the time outstanding their consent thereto in writing, and (ii) shall deliver copies of such consent in writing to any such holders of record but did not execute the same; provided, however, that no such consent shall be effective to reduce the principal of the rate of interest on or to bestow any date fixed for the payment of principal of or any installment of interest on, any Debenture, without the consent of the holder thereof, or to reduce the percentage of the principal amount of the Debentures the consent of the holders of which shall be required under this paragraph.

        (f)	Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the Maker at executive offices, and to Payee at the address specified in the Subscription Agreement executed by Payee, posted in the U.S. mail by certified or registered mail, return receipt requested. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the United States mail and, unless sooner received, shall be deemed received by the party to whom it is addressed on the fifth calendar day following the date on which said notice is deposited in the mail.

        (g)	Construction of Terms.  Whenever the context so requires, any gender is deemed to include any other, and the singular is deemed to include the plural, and conversely.

        (h)	Time of Essence.  Time is of the essence in this Debenture and each and every provision hereof.

        (i)	Headings.  All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

        (j)	No Shareholder Rights.  Nothing contained in this Debenture shall be construed as conferring upon the Payee or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Maker or any other matters or any other rights whatsoever as a shareholder of the Maker, and no dividends or interest shall be payable or accrued in respect to this Debenture or the interest represented thereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Debenture shall have been converted.

     IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

                                   Global TeleMedia International, Inc.


                                   By:
                                   Its:	President and Chief Executive Officer
ATTEST:


By:
        Secretary

                                   MRC Enterprises, Inc.


                                   By:
                                   Its:	President and Chief Executive Officer

June 6,  1996


Edmund H. Blankenau
Telenational Communications, Ltd.
7300 Woolworth Ave.
Omaha, NE 68124

Re:Letter of Intent

Dear Edmund:

Global TeleMedia International, Inc. ("GTMI") hereby submits this Letter of Intent to Telenational Communications, Ltd., ("TCL") which shall serve as an outline of the terms and conditions under which GTMI proposes to purchase assets and qualified customer accounts as set forth on Exhibit _A_. If all necessary due diligence regarding the accounts to be purchased is completed to GTMI's satisfaction, GTMI proposes that the parties reduce their agreement to writing in the form of a separate asset purchase agreement ("Formal Agreement) and that the closing contemplated herein (the "Initial Closing") take place at GTMI's corporate headquarters on a mutually agreeable date and time, but in any event, no later than ____________, 1996. The Assets will be transferred to GTMI free and clear of any liens, mortgages or other encumbrances, except as specifically agreed to by GTMI.

1. The Acquisition. GTMI proposes to enter into a transaction with TCL (the "Acquisition"), whereby GTMI will, in its sole discretion, acquire assets and qualified customer accounts of TCL as set forth on Exhibit A including but not limited to all related customer contracts, customer files, customer applications, letters of agency, carrier certificates, accounts receivable related to the customer accounts, dialers, T-1s, and other equipment currently used by or for the customer relative to the customer accounts (collectively, the "Assets").

2. Purchase Price. At initial closing, TCL shall transfer the Assets to GTMI and GTMI shall pay TCL consideration (the "Purchase Price") of $2,000,000 cash payment, and 2,500,000 common shares of GTMI in the following manner:

  A. At Initial Closing, 2,500,000 common shares of GTMI will be issued for the account of TCL and placed into escrow with ATI Title as escrow agent, to be held for the account and benefit of TCL pending resolution of GTMI due diligence review. This amount has been predicated upon a $2.50 per share price) It is understood that any of these shares offered for sale, shall be subject to a right of first refusal by GTMI.

  B. Upon the expiration of forty-five (45) days after Initial Closing, the second stage of the Purchase Price (the "Second Stage Purchase Price") shall be paid immediately to TCL, in the amount of $2,000,000, less the amounts of any previous deposits.

3. GTMI covenants and agrees to use its best efforts to operate and increase the Sellers business for a period of four (4) years from the Closing Date. Buyer shall pay to Seller annually Bonus Consideration (the Bonus) equal to six (6) times the incremental growth (as defined below) in the average of the total monthly net revenue billed (including billings for new or additional products related to or derived from products comprising the acquired business as of the Closing Date) for the twelve (12) full calendar month period following Closing and for each of the three (3) successive twelve (12) full calendar month periods thereafter (each such period shall be referred to as a Payout Period). Buyer shall pay each annual installment of the Bonus Consideration within ninety (90) days after the end of each Payout Period based on the companys audited sales results. The Bonus Consideration shall be paid in shares of Common Stock of Buyer determined in accordance with the calculation below:

  A. The Bonus Consideration shall be paid annually in shares of Common Stock valued at the average price for ten (10) days before theending date of the corresponding Payout Period, and shall be calculated based on Incremental Growth defined as follows:

  B. For the first Payout Period, the Incremental Growth shall be equal to the amount by which the average of the total monthly "net revenue billed" in the acquired business for such Payout Period exceeds $1,250,000. The term "net revenue billed" shall refer to the gross amount billed to end users and or wholesale/distributor customers listed on Exhibit ___ less credits and taxes.

  C. For each successive Payout Period, the Incremental Growth shall be equal to the amount by which the average of the total monthly net revenue billed in the acquired business for the current Payout Period exceeds the average of the total monthly net revenue billed in the acquired business for the immediately preceding Payout Period.

3. Agent Obligations. GTMI shall assume and honor reasonable agent commissions which are under contract and are active. GTMI and TCL will work together to transition the calculation of any mutually agreed to agent obligations for the ultimate remittance by GTMI to said active agents.

4. Non-Competes. TCL and its individual principals and key employees shall execute noncompetition agreements which shall, for a period of five (5) years from Initial Closing, among other things: (a) preclude them and all of its/his officers, directors, employees or agents from soliciting, selling, or otherwise marketing to any Customer Accounts; and (b) obligate it and all of its officers, directors, employees and agents to indemnify GTMI with respect to all of the foregoing covenants.

5. Due Diligence. During the period pending the closing, TCL shall afford to GTMI and its officers and employees, accountants. counsel and other authorized representatives, full access to and the right to inspect, review and make copies of appropriate of its assets, properties, books, contracts, commitments, and records, view its physical properties, communicate with key employees, suppliers, dealers and other customers on a basis reasonable and satisfactory to GTMI. TCL will furnish or use its best efforts to cause its representatives to furnish promptly to GTMI such additional financial and operating data and other documents and other information related to the business and properties to be acquired as GTMI or its representatives may from time to time reasonably request. TCL shall cooperate with GTMI in furnishing or preparing such information as GTMI may require in order for GTMI to comply with the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder.

6. Expenses/Brokers Fees: Except as otherwise provided herein, each party shall bear its own legal, accounting and broker or finders_ fees, costs, expenses of the transaction contemplated hereby, including in the case of GTMI, any consulting fees due to Midplains Financial Services.

7.  Public Announcement.

  A. The signing and contents of this Letter of Intent shall remain strictly confidential. Notwithstanding the foregoing, GTMI may, in its sole discretion or if necessitated by applicable securities laws, publicly announce the signing and contents of this Letter of Intent, subject to TCL's right to review the wording of any such public announcement.

  B. Within 10 business days after a mutually agreeable public announcement released no later than June 7, 1996, GTMI shall pay to TCL $250,000 which shall constitute a credit against the Second Stage Purchase Price, provided first that GTMI is satisfied with its due diligence as set forth in paragraph 5, above.

8. Additional Terms and Agreements. The terms and conditions of the acquisition are to be contained in the Formal Agreement which will be satisfactory in all respects in form and substance to the parties and their counsel. It is anticipated that the Asset Agreement will, among other things:

  A. contain all representations, warranties and indemnifications usual and customary in acquisitions by public companies of closely-held companies;

  B.  provide that consummation of the acquisition shall be conditioned upon:

      (1) no material adverse event or condition occurring before the closing date with respect to GTMI or TCL;

      (2)  the respective parties having:

           (a) obtained all necessary or desirable consents, rulings and approvals from the governmental or non-governmental administrative agencies having jurisdiction; and

           (b) obtained all necessary consents pursuant to existing agreements or instructions by which each party may be bound.

   (3) GTMI having been satisfied with the result of its due diligence review of TCL.

           (c) provide that the effective date of the asset transfer is June 1, 1996.

9. Precluded From Other Negotiations. Upon execution of this Letter of Intent, through and including the date(s) on which the Formal Agreement(s) is/are executed, TCL may not negotiate with any other person, firm or entity ("Third Party") for the acquisition by said Third Party of all or a part of the TCL assets that are the subject of this agreement for a period of ninety
(90) days.

10. Transition Period. The parties agree that they shall use their best efforts to effect a smooth and orderly transition of the Customer Accounts.

11. Counterparts. This Letter of Intent may be signed in counterparts, each of which, when taken together, shall comprise an original.

12. Assignability. This Letter of Intent may be assigned by GTMI to one or more of its subsidiaries whether current or to be established in the future.

13. Industry Terms. All terms and phrases unique to the telecommunications industry and used within this Letter of Intent shall be defined in accordance with everyday meaning assigned to the terms within the industry.

14. Conduct of Business Throughout the Closing. During the period pending the closing, TCL shall conduct operations in the ordinary and usual course of business consistent with past and current practices and shall use its best efforts to maintain or preserve intact its business and goodwill, to retain the services of key employees, and to maintain satisfactory relationships with all customers having business relationships with it.

15. Non-Binding Effect. It is understood that except as set forth in the next sentence, the provisions of Paragraphs 1 through 4 merely set forth a statement of our mutual intentions and are not binding or enforceable obligations to the parties hereof, but rather are intended only to serve as a basis for proceeding to negotiate a binding and definitive Asset Purchase Agreement with respect to the transactions outlined herein. The provisions of Paragraphs 5 through 14, since they are intended to guide the conduct of the parties in attempting to negotiate definitive agreements, are binding and enforceable obligations to the parties hereto and enforceable in accordance with their terms.

It is understood that this letter of intent is hereby modified in accordance with Exhibit C attached hereto, dated June 6, 1996, and initialed by the respective parties.


                                    GLOBAL TELEMEDIA INTERNATIONAL, INC.

                                    By:
                                         Roderick A. McClain
                                    Its:	President and Chief Executive Officer

Date:

Accepted and Agreed:
By:
Name:
Title
Date:

                                   EXHIBIT "C"


June 6, 1996


                                                               Via Facsimile






Mr. Edmund Blankenau
President and Chief Executive Officer
Telenational Communications
7300 Woolworth Avenue
Omaha, Nebraska  68124

Dear Edmund:

Enclosed please find the Letter of Intent dated June 6, 1996 pertaining to GTMI's acquisition of assets of Telenational Communications Limited. Please accept this letter as modification to said Letter of Intent acknowledging that relative sales volumes of Telenational and GTMI will be compared twelve months from the date of acquisition (June 1, 1997) and adjustment of shares issued under Paragraph 2 will be made to reflect any disparity between a quality of sales volume.

	Example:

	  Telenational		     GTMI		            %		        	   Share
	    Volume    		    Volume        	Difference       Adjustment

	$2,000,000/mo.		$1,000,000/mo.         50%         1.25 million
	$2,000,000/mo.		$2,000,000/mo.          0%            0
	$2,000,000/mo.		$4,000,000/mo.        100%            0

It is understood that GTMI will assume liabilities of the kind included in the Telenational Communications Ltd. Partnership Pro Forma Balance
Sheet dated March 31, 1996 (attached). It is further understood this Letter of Intent is contingent upon satisfactory due diligence by both parties within the first ten business (10) days and that Blankenau will procure written agreement from the limited partners as required by the partnership agreement within this ten (10) day period.

Please note that in the event GTMI does not proceed with this acquisition, any payments under paragraph 7(b) ($250,000) shall be forfeited for the benefit of Telenational.

I trust that this sets forth all modifications of the Letter of Intent as previously described.

Sincerely,

GLOBAL TELEMEDIA INTERNATIONAL, INC.



Herbert S. Perman
Chief Financial Officer


Telenational Communications Ltd. Partnership
Pro Forma Balance Sheet
March 31, 1996

                             ASSETS
[S]                                                    [C]
Current Assets:
     Cash                                                         0
     Accounts Receivable                                  1,309,000
     Current position of loans to agents                          0
     Dialer Inventory                                             0
     Deposits and Prepaid Expenses                                0
     Balance of Proceeds Pending                                  0
                                                        -------------
          Total Current Assets                            1,309,000

     Goodwill                                             7,166,278
                                                        -------------
          Total Invest and LT Receivable                  7,166,278

Property and Equipment:
     Land and Building                                            0
     Leasehold Improvements                                       0
     Fixtures and Office Equipment                          773,621
     Data Processing Equipment                            1,467,006
     Switch and Peripheral Equipment                      1,252,286
     Installation Costs                                     408,036
     Software                                               943,772
     Vehicle                                                      0
                                                        -------------
                                                          4,844,722
          Less Accum. Depreciation                       (3,230,000)
                                                        -------------
          Net Property and Equipment                      1,614,722
                                                        -------------
          Total Assets                                   10,090,000
                                                        =============


                     LIABILITIES AND PARTNER'S EQUITY


Current Liabilities:
     Accounts Payable                                     1,700,000
     Current Position - Note Payable Vendor                       0
     Current Portion of Capital Lease Oblig                 120,000
     Sales/Excise Tax Liabilities                            30,000
     Deferred Revenue                                       125,000
                                                        -------------
          Total Current Liabilities                       1,975,000

Long Term Liabilities:
     Notes Payable - Investors                                    0
     Notes Payable - Vendors                                      0
     Capital Lease Obligations,net of current               465,000
     Equipment Note Payable to Investor
        Including Accrued Interest of                             0
     Revolving Credit Line - Investor                             0
     Accrued Interest Payable - Investor                          0
                                                        -------------
          Total Long Term Liabilities                       465,000
                                                        -------------
          Total Liabilities                               2,440,000

Partner's Equity (Deficit)                                7,650,000
                                                        -------------

Total Liab and Partner's Equity                          10,090,000
                                                        =============

Note:  All figures subject to audit review.
Midcom settlement still pending.

                                 AGREEMENT

     AGREEMENT, made this 18 day of May, 1996, between NEIL BERMAN (hereinafter referred to as "Berman") and GLOBAL TELEMEDIA INTERNATIONAL, INC. formerly know as PHOENIX ADVANCED TECHNOLOGY, INC. (hereinafter referred to as the "Company").


WHEREAS, Berman presently has outstanding subscription rights to purchase and for the issuance of certain common stock in the Company as well as options and warrants to purchase common shares of the company; and

WHEREAS, the Company recognizes Berman's entitlement to receive certain shares and disputes Berman's entitlement to receive certain other shares; and

WHEREAS, the Company wishes to finally resolve all of Berman's rights to obtain securities of the Company (including its common stock) other than (a) 144,050 Common Share Purchase Warrants CUSIP #718800-121, and (b) the option to purchase 62,500 shares of common stock at $3.60 per share and the warrant to purchase 37,500 shares of common stock at $5.00 per share (the "Purchase Rights"), which are presently held by Berman and to obtain Berman's covenant that he will purchase no further securities of the Company for a period of three (3) years from the date hereof; and

WHEREAS, Berman desires to resolve all rights to purchase common shares of the Company except in connection with the 144,050 Common Share Purchase Warrants and the option to purchase 62,500 shares of common stock at $3.60 per share and the warrant to purchase 37,500 shares of common stock at $5.00 per share, and further agrees not to purchase any further shares or interest in the Company or its subsidiaries except pursuant to such Purchase Rights for a period of three (3) years from the date hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein the parties agree as follows:

1. Issuance of shares. The Company will issue 929,406 common shares to Berman within ten (10) days of the execution of this Agreement in 10,000 share certificates. Such shares will be deemed restricted stock and shall bear the following legend:

The securities represented by this certificate have been acquired pursuant to an investment representation on the part of the Purchaser thereof and have not been registered under the Securities Acts of any state in reliance on exemptions contained therein or the inapplicability thereof, and have not been registered under the Securities Act of 1933 (the 1993 Act) in reliance on exemptions therefrom. Said securities shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the Purchaser except on the issuance to Global TeleMedia International, Inc. (the Company), of a favorable opinion of its counsel and/or the submission to the Company of such other evidence as may be reasonably satisfactory to counsel of the Company, in either case to the effect that any such transfer shall not be in violation of the 1933 Act, as amended, and applicable state securities law.

2. Registration and holding period. The company will use its best efforts to file a registration statement for 200,000 of the 929,406 common shares under the Securities Act of 1933 and will use its best efforts to cause the registration statement to become effective at the earliest reasonable date.

The parties acknowledge that full consideration was given for the shares on the date shown below. As a result, provided that all other requirements of Rule 144 are met, the shares would be available for resale pursuant to Rule 144 two (2) years from the date shown below.

     Date of Full Payment of Consideration	Number of Shares Purchased

            10-24-94                        					185,000
            12-06-94		                        			 80,000
            03-22-95				                        	 15,290
            03-24-95					                         25,170
            03-30-95					                         15,260
            05-01-95			                        		 38,861
            05-08-95				                        	123,153
            05-12-95				                        	446,672
                                              ------------
            Total						                          929,406
                                              ============

Additionally, the 200,000 shares previously issued by Certificate Nos. GT0083 and GT0084 were paid for in three payments, two of which were on February 28, 1995 and one on March 22, 1995.

The company acknowledges that Berman may wish to transfer 144,000 restricted shares to any and all of the following persons, and if Berman wishes to transfer such shares, the Company agrees to such transfer.

David M. Berman		                        		50,000 common shares
Yvonne Gordon			 	                          9,000 common shares
Jay H. Levy				                           	 7,000 common shares
Mark A. Lavine and Marcia Z. Lavine       	 4,000 common shares
Michelle Heede		                         		74,000 common shares

3. Transfer of subscription rights, options and warrants. Berman shall cause his father, David M. Berman, to transfer and quit-claim to the Company all rights which me may have to purchase any of the securities of the Company pursuant to that certain underwriter's warrant which expired on February 14, 1996, to purchase 10,000 units (the "Underwriter's Warrant"). It is the intention of the parties that Berman shall retain no present rights to purchase stock in the Company or any of its subsidiaries other than contained in the Purchase Rights. Upon full execution of this Agreement, the Company shall deliver to Berman revised original documents reflecting that the option to purchase 62,500 shares and the warrant to purchase 37,500 shares expire on March 28, 1998. Berman shall cause David M. Berman to execute the document attached hereto as Exhibit A to evidence the foregoing transfer.

4. Purchase of Company securities. Except to the extent Berman exercises his Purchase Rights, Berman shall not either directly or indirectly through any agent, intermediary or nominee or as part of any partnership, group or association purchase or acquire any interest in any securities of the Company or its subsidiaries for a period of three (3) years. It is specifically agreed by Berman that in the event this Agreement is violated the Company shall retain, in addition to any other damages to which it may be entitled, Berman's shares held in escrow by the Company.

As used within this entire Agreement, "Berman" refers to Neil Berman, any trust for which he is either trustee, beneficiary or settlor, any corporation or business entity controlled by Berman, any child or spouse of Berman and any nominee or agent acting on behalf of Berman. The term "Berman" shall be interpreted as broadly as possible. It is the parties' intention that Berman shall not purchase any of the securities of the Company or any of its subsidiaries, except as specifically permitted herein, under any circumstances.

5. Releases. Berman shall execute a release of the Company, its subsidiaries, agents, employees, directors and officers relating to any and all liability, rights or causes of action he may have other than under the Purchase Rights. The Company shall execute a release in favor of Berman for any and all liability or causes of action it may have and the rights hereunder. The Company and Berman agree to execute the releases attached hereto as Exhibit B.

6. Proxy. Berman shall execute an irrevocable proxy in favor of Roderick McClain for all shares owned by Berman for a period of one (1) year in the form attached hereto.

7. Miscellaneous. This Agreement shall be interpreted according to the laws of the State of Florida. This Agreement represents the entire Agreement of the Parties. Berman specifically acknowledges that he has entered into this Agreement having had an opportunity to confer with his counsel and having had an opportunity to ask questions of and receive information from the officers of the Company. Berman specifically acknowledges that he has had an opportunity to read and has read the Company's Form 10-K for the years 1993, 1994 and 1995, and the Company's Form 10-Q for the first quarter of 1996.

GLOBAL TELEMEDIA INTERNATIONAL, INC.

By:__________________________________
Title:  President
_______________________________________
Neil Berman
a/k/a Neil Philip Berman